                                                                       EXHIBIT A

                       SCHEDULE 13D JOINT FILING AGREEMENT


        The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

        The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                                   * * * * * *

        In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth opposite their name.

Date: May 7, 2001

                                    TRANSWESTERN PUBLISHING COMPANY LLC



                                    By:            /s/ Joan M. Fiorito
                                       -----------------------------------------
                                    Name: Joan M. Fiorito
                                    Its: Vice President, Chief Financial Officer
                                         and Assistant Secretary


                                    TRANSWESTERN COMMUNICATIONS COMPANY, INC.



                                    By:            /s/ Joan M. Fiorito
                                       -----------------------------------------
                                    Name: Joan M. Fiorito
                                    Its: Chief Financial Officer and Assistant
                                         Secretary


                                    WORLDPAGES MERGER SUBSIDIARY, INC.



                                    By:        /s/ Joan M. Fiorito
                                       -----------------------------------------
                                    Name: Joan M. Fiorito
                                    Its: Vice President, Chief Financial Officer
                                         and Secretary